Exhibit 3.2

As adopted December 31, 2025

AMENDED AND RESTATED BYLAWS

OF

HALL OF FAME RESORT & ENTERTAINMENT COMPANY

ARTICLE I
OFFICES

1.1.         Registered Office.  The registered office of Hall of Fame Resort & Entertainment Company (the “Corporation”) within the State of Delaware shall be established and maintained at the location of the registered agent of the Corporation.

1.2.          Other Offices.  The Corporation may have other offices, either within or without the State of Delaware, at such place or places as the Board of Directors may from time to time appoint or the business of the Corporation may require.

ARTICLE II
STOCKHOLDERS

2.1.          Place of Stockholders’ Meetings.  All meetings of the stockholders of the Corporation shall be held at such place or places, within or without the State of Delaware as may be fixed by the Board of Directors from time to time or as shall be specified in the respective notices thereof.  In lieu of holding an annual or special meeting of stockholders at a designated place, the Board of Directors may, in its sole discretion, determine that any annual or special meeting of stockholders may be held solely by means of remote communication.

2.2.          Special Meetings of Stockholders.  Special meetings of the stockholders or of any class or series thereof entitled to vote may be called by the Chief Executive Officer or by the Board of Directors, or at the request in writing by stockholders of record owning a majority of the issued and outstanding shares of Common Stock of the Corporation.

2.3.          Notice of Meetings of Stockholders.  Except as otherwise expressly required or permitted by law, not less than ten days nor more than sixty days before the date of every stockholders’ meeting the Corporate Secretary shall give to each stockholder of record entitled to vote at such meeting written notice, (a) delivered by hand, (b) sent electronically by email, or (c) sent by Express Mail, Federal Express or other express delivery service, the mailing thereof by first-class mail, postage prepaid, stating the place, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called.

2.4.          Quorum of Stockholders.

(a)        Unless otherwise provided by the Certificate of Incorporation or by law, at any meeting of the stockholders, the presence in person or by proxy of stockholders owning a majority of the issued and outstanding shares of Common Stock of the Corporation entitled to vote thereat shall constitute a quorum.

(b)         At any meeting of the stockholders at which a quorum shall be present, a majority of those present in person or by proxy may adjourn the meeting from time to time without notice other than announcement at the meeting.  In the absence of a quorum, the officer presiding thereat shall have power to adjourn the meeting from time to time until a quorum shall be present.  Notice of any adjourned meeting, other than announcement at the meeting, shall not be required to be given, except as provided in paragraph (d) below and except where expressly required by law.

(c)         At any adjourned session at which a quorum shall be present, any business may be transacted that might have been transacted at the meeting originally called but only those stockholders entitled to vote at the meeting as originally noticed shall be entitled to vote at any adjournment or adjournments thereof, unless a new record date is fixed by the Board of Directors.

(d)         If an adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

2.5.         Chairperson and Secretary of Meeting.  The Chief Executive Officer or, in their absence, a Vice President, shall preside at meetings of the stockholders.  The Corporate Secretary or, in their absence, an assistant secretary, shall act as secretary of the meeting, or if neither is present, then the presiding officer may appoint a person to act as secretary of the meeting.

2.6.         Voting by Stockholders.  Except as may be otherwise provided by the Certificate of Incorporation or these bylaws, at every meeting of the stockholders each stockholder entitled to vote thereat shall be entitled to one vote for each share of stock standing in their name on the books of the Corporation on the record date for the meeting.  All elections and questions shall be decided by the vote of stockholders owning a majority of the issued and outstanding shares of Common Stock of the Corporation present in person or represented by proxy and entitled to vote at the meeting.

2.7.         Proxies.  Any stockholder entitled to vote at any meeting of stockholders may vote either in person or by proxy.  Every proxy shall be in writing, subscribed by the stockholder or their duly authorized attorney-in-fact, but need not be dated, sealed, witnessed or acknowledged.

2.8.         Inspectors.  The election of directors and any other vote by ballot at any meeting of the stockholders may be supervised by one or more inspectors.  Such inspectors may be appointed by the presiding officer before or at the meeting; or if one or all inspectors so appointed shall refuse to serve or shall not be present, such appointment shall be made by the officer presiding at the meeting.

2.9.          List of Stockholders.

(a)        At least ten days before every meeting of stockholders the Corporate Secretary shall prepare and make a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder.

(b)         During ordinary business hours, for a period of at least ten days prior to the meeting, such list shall be open to examination by any stockholder for any purpose germane to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified, at the place where the meeting is to be held, or, alternatively, on a reasonably accessible electronic network; provided, that the information required to gain access to such list is provided with the notice of the meeting.

(c)        The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by this Section 2.9 or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.

2.10.       Procedure at Stockholders’ Meetings.  Except as otherwise provided by these bylaws or any resolutions adopted by the stockholders or Board of Directors, the order of business and all other matters of procedure at every meeting of stockholders shall be determined by the presiding officer.  After a person or persons advise the presiding officer of their desire so to speak on a resolution, and they shall have spoken on such resolution, the presiding officer may direct a vote on such resolution without further discussion thereon at the meeting.

2.11.       Meeting Attendance via Remote Communication Equipment.  If authorized by the Board of Directors in its sole discretion, and subject to such guidelines and procedures as the Board of Directors may adopt, any stockholder entitled to vote at any meeting of stockholders and proxy holders not physically present at a meeting of stockholders may, by means of remote communication, (a) participate in a meeting of stockholders, and (b) be deemed present in person and vote at a meeting of stockholders, whether such meeting is to be held at a designated place or solely by means of remote communication; provided, that (x) the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxyholder, (y) the Corporation shall implement reasonable measures to provide such stockholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings, and (z) if any stockholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Corporation.

2.12.        Action By Consent Without Meeting.  Unless otherwise provided by the Certificate of Incorporation, any action required to be taken at any annual or special meeting of stockholders, or any action that may be taken at any annual or special meeting, may be taken without a meeting, without prior notice and without a vote, if a consent in writing or by electronic transmission by email, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.  Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

ARTICLE III
DIRECTORS

3.1.         Powers of Directors.  The property, business and affairs of the Corporation shall be managed by its Board of Directors which may exercise all the powers of the Corporation except such as are by the law of the State of Delaware or the Certificate of Incorporation or these bylaws required to be exercised or done by the stockholders.

3.2.          Number, Method of Election, Terms of Office of Directors.

(a)         The number of directors that shall constitute the Board of Directors shall not be less than one.  Each director shall hold office until the next annual meeting of stockholders and until their successor is elected and qualified; provided, however, that a director may resign at any time.  Directors need not be stockholders.

(b)          The number of authorized directors shall be determined from time to time by a resolution of the Board of Directors.

3.3.          Vacancies on Board of Directors; Removal.

(a)         Any director may resign their office at any time by delivering their resignation in writing to the Chief Executive Officer or the Corporate Secretary.  It will take effect at the time specified therein or, if no time is specified, it will be effective at the time of its receipt by the Corporation.  The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the resignation.

(b)          Any vacancy, or newly created directorship resulting from any increase in the authorized number of directors, may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and any director so chosen shall hold office until the next annual election of directors by the stockholders and until their successor is duly elected and qualified or until their earlier resignation or removal.

(c)         Any director may be removed with or without cause at any time by the affirmative vote of stockholders owning a majority of the issued and outstanding shares of Common Stock of the Corporation present in person or represented by proxy and entitled to vote at a special meeting of the stockholders called for that purpose.

3.4.          Meetings of the Board of Directors.

(a)          The Board of Directors may hold their meetings, both regular and special, either within or without the State of Delaware.

(b)         Regular meetings of the Board of Directors may be held at such time and place as shall from time to time be determined by resolution of the Board of Directors.  No notice of such regular meetings shall be required.  If the date designated for any regular meeting be a legal holiday, then the meeting shall be held on the next day that is not a legal holiday.

(c)          Special meetings of the Board of Directors shall be held whenever called by direction of the Chief Executive Officer or at the written request of any one director.

3.5.          Quorum and Action.  Unless provided otherwise by law or the Certificate of Incorporation, a majority of the whole Board of Directors shall constitute a quorum for the transaction of business; but if there shall be less than a quorum at any meeting of the Board of Directors, a majority of those present may adjourn the meeting from time to time.  The vote of a majority of the directors present at any meeting at which a quorum is present shall be necessary to constitute the act of the Board of Directors.

3.6.        Presiding Officer and Secretary of Meeting.  The Chief Executive Officer, or, in their absence, a Vice President, or, in their absence, a member of the Board of Directors selected by the members present, shall preside at meetings of the Board of Directors.  The Corporate Secretary shall act as secretary of the meeting, but in their absence the presiding officer may appoint a secretary of the meeting.

3.7.        Action by Consent Without Meeting.  Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board of Directors or any committee designated by the Board of Directors, as the case may be, consent thereto in writing or electronically by email, and any such writing or writings or transmission or transmissions are filed with the minutes or proceedings of the Board of Directors or any committee designated by the Board of Directors.

3.8.          Meetings by Telephonic or Video Conference.  Members of the Board of Directors, or any committee designated by such Board of Directors, may participate in a meeting of such Board of Directors or committee thereof by means of conference telephone, video conference software, or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in such a meeting shall constitute presence in person at such meeting.

3.9.          Committees.

(a)        The Board of Directors may, by resolution or resolutions passed by a majority of the whole Board of Directors, designate one or more committees, each committee to consist of one or more of the directors of the Corporation.  The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.  In the absence or disqualification of any member or such committee or committees, the member or members thereof present at any such meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

(b)        Any such committee, to the extent provided in the resolution or resolutions of the Board of Directors, or in these bylaws, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers that may require it; but no such committee shall have the power of authority in reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation’s property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or amending the bylaws of the Corporation; and unless the resolution, these bylaws, or the Certificate of Incorporation expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock.

3.10.      Compensation of Directors.  Directors shall receive such reasonable compensation for their service on the Board of Directors or any committees thereof, whether in the form of salary or a fixed fee for attendance at meetings, or both, with expenses, if any, as the Board of Directors may from time to time determine.  Nothing herein contained shall be construed to preclude any director from serving in any other capacity and receiving compensation therefor.

ARTICLE IV
OFFICERS

4.1.          Officers, Title, Elections, Terms.

(a)         The Corporation shall have such officers with such titles and duties as may be necessary to enable the Corporation to sign instruments and stock certificates.  The officers of the Corporation shall be elected by the Board of Directors, to serve at the pleasure of the Board of Directors or otherwise as shall be specified by the Board of Directors at the time of such election and until their successors are elected and qualify.

(b)        The Board of Directors may elect or appoint at any time, and from time to time, additional officers or agents, including without limitation, a chief executive officer, a president, one or more vice presidents, a principal financial officer, a treasurer, one or more assistant secretaries, one or more assistant treasurers, a chairperson of the Board of Directors and one or more vice chairpersons of the Board of Directors, with such duties as set forth in Section 4.3 and/or as the Board of Directors may deem necessary or desirable.  Such additional officers shall serve at the pleasure of the Board of Directors or otherwise as shall be specified by the Board of Directors at the time of such election or appointment.  Two or more offices may be held by the same person.

(c)          Any vacancy in any office may be filled for the unexpired portion of the term by the Board of Directors.

(d)         Any officer may resign their office at any time.  Such resignation shall be made in writing and shall take effect at the time specified therein or, if no time be specified, at the time of its receipt by the Corporation.  The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the resignation.

(e)          The salaries of all officers of the Corporation shall be fixed by the Board of Directors.

4.2.         Removal of Elected Officers.  Any elected officer may be removed at any time, either with or without cause, by resolution adopted at any regular or special meeting of the Board of Directors by a majority of the directors then in office.

4.3.          Duties.

(a)         Chief Executive Officer.  The Chief Executive Officer, if any, shall be the principal executive officer of the Corporation and, subject to the control of the Board of Directors, shall supervise and control all the business and affairs of the Corporation.  The Chief Executive Officer shall, when present, preside at all meetings of the stockholders and of the Board of Directors.  The Chief Executive Officer shall see that all orders and resolutions of the Board of Directors are carried into effect (unless any such order or resolution shall provide otherwise), and in general shall perform all duties incident to the office of Chief Executive Officer and such other duties as may be prescribed by the Board of Directors from time to time.

(b)         Vice President.  Each vice president, if any, shall have such powers and perform all duties incident to the office of vice president or as may be assigned to the Vice President by the Chief Executive Officer.  In the absence of the Chief Executive Officer or in the event of the Chief Executive Officer’s death, or inability or refusal to act, the Vice President (or in the event there be more than one vice president, the vice presidents in the order designated at the time of their election, or in the absence of any designation, then in the order of their election) shall perform the duties of the Chief Executive Officer and when so acting, shall have all the powers and be subject to all the restrictions upon the Chief Executive Officer.

(c)         Corporate Secretary.  The Corporate Secretary, if any, shall (1) keep the minutes of the meetings of the stockholders, the Board of Directors, all committees, if any, of which a secretary shall not have been appointed, in one or more books provided for that purpose; (2) see that all notices are duly given in accordance with the provisions of these bylaws and as required by law; (3) be custodian of the corporate records and of the seal of the Corporation and see that the seal of the Corporation is affixed to all documents, the execution of which on behalf of the Corporation under its seal, is duly authorized; (4) keep a register of the post office address of each stockholder that has been furnished to the Corporate Secretary by such stockholder; (5) have general charge of stock transfer books of the Corporation; and (6) in general perform all duties incident to the office of Corporate Secretary and such other duties as from time to time may be assigned to the Corporate Secretary by the Chief Executive Officer or by the Board of Directors.

(d)         Principal Financial Officer.  The Principal Financial Officer, if any, shall (1) have charge and custody of and be responsible for all funds and securities of the Corporation; (2) receive and give receipts for moneys due and payable to the Corporation from any source whatsoever; (3) deposit all such moneys in the name of the Corporation in such banks, trust companies, or other depositories as shall be selected by resolution of the Board of Directors; and (4) in general perform all duties incident to the office of Principal Financial Officer and such other duties as from time to time may be assigned to the Principal Financial Officer by the Chief Executive Officer or by the Board of Directors.

(e)       Assistant Secretaries and Assistant Treasurers.  At the request of the Corporate Secretary or in the Corporate Secretary’s absence or disability, one or more assistant secretaries designated by the Corporate Secretary or by the Board of Directors shall have all the powers of the Corporate Secretary for such period as the Corporate Secretary or the Board of Directors may designate or until the Corporate Secretary or the Board of Directors revokes such designation.  At the request of the Principal Financial Officer or in the Principal Financial Officer’s absence or disability, one or more assistant treasurers designated by the Principal Financial Officer or by the Board of Directors shall have all the powers of the Principal Financial Officer for such period as the Principal Financial Officer or the Board of Directors may designate or until the Principal Financial Officer or the Board of Directors revokes such designation.  The assistant secretaries and assistant treasurers, in general, shall perform such duties as shall be assigned to them by the Corporate Secretary or the Principal Financial Officer, respectively, or by the Chief Executive Officer or the Board of Directors.

ARTICLE V
CAPITAL STOCK

5.1.          Stock Certificates.

(a)         Every holder of stock in the Corporation shall be entitled to have a certificate signed by, or in the name of, the Corporation by the chairperson or a vice chairperson of the Board of Directors or the Chief Executive Officer or a vice president, and by the Principal Financial Officer or an assistant treasurer or the Corporate Secretary or an assistant secretary, certifying the number of shares owned by such holder.

(i)          When the Corporation has only one stockholder, the Corporation may, but shall not be required to, issue a stock certificate to such sole stockholder. The Corporation may maintain its stock records in electronic or other form, and the absence of such physical certificate shall not affect the validity of stock ownership.

(b)         If such certificate is countersigned by a transfer agent other than the Corporation or its employee, or by a registrar other than the Corporation or its employee, the signatures of the officers of the Corporation may be electronic or facsimiles, and, if permitted by law, any other signature may be electronic or a facsimile.

(c)         In case any officer who has signed or whose electronic or facsimile signature has been placed upon a certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of issue.

(d)         Certificates of stock shall be issued in such form not inconsistent with the Certificate of Incorporation as shall be approved by the Board of Directors.  They shall be numbered and registered in the order in which they are issued.

(e)         All certificates surrendered to the Corporation shall be cancelled with the date of cancellation, and shall be retained by the Corporate Secretary, together with the powers of attorney to transfer and the assignments of the shares represented by such certificates, for such period of time as shall be prescribed from time to time by resolution of the Board of Directors.

5.2.          Record Ownership.  A record of the name and address of the holder of shares, the number of shares represented thereby and the date of issue thereof shall be made on the Corporation’s books.  The Corporation shall be entitled to treat the holder of any share of stock as the holder in fact thereof, and accordingly shall not be bound to recognize any equitable or other claim to or interest in any share on the part of any other person, whether or not it shall have express or other notice thereof, except as required by law.

5.3.         Transfer of Record Ownership.  Transfers of stock shall be made on the books of the Corporation, only by direction of the person named in the certificate or their attorney, lawfully constituted in writing, and only upon the surrender of the certificate therefor and a written assignment of the shares evidenced thereby.  Whenever any transfer of stock shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of the transfer if, when the certificates are presented to the Corporation for transfer, both the transferor and transferee request the Corporation to do so.

5.4.        Lost, Stolen or Destroyed Certificates.  Certificates representing shares of the stock of the Corporation shall be issued in place of any certificate alleged to have been lost, stolen or destroyed in such manner and on such terms and conditions as the Board of Directors from time to time may authorize.

5.5.          Fixing Record Date for Determination of Stockholders of Record.  The Board of Directors may fix, in advance, a date as the record date for the purpose of determining stockholders entitled to notice of, or to vote at, any meeting of the stockholders or any adjournment thereof, or the stockholders entitled to receive payment of any dividend or other distribution or the allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or to express consent to corporate action in writing without a meeting, or in order to make a determination of the stockholders for the purpose of any other lawful action.  Such record date in any case shall be not more than sixty days nor less than ten days before the date of a meeting of the stockholders, nor more than sixty days prior to any other action requiring such determination of the stockholders.  A determination of stockholders of record entitled to notice or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

5.6.          Dividends.  Subject to the provisions of the Certificate of Incorporation, the Board of Directors may, out of funds legally available therefor at any regular or special meeting, declare dividends upon the capital stock of the Corporation as and when they deem expedient.  Before declaring any dividend there may be set apart out of any funds of the Corporation available for dividends, such sum or sums as the Board of Directors from time to time in their discretion deem proper for working capital or as a reserve fund to meet contingencies or for equalizing dividends or for such other purposes as the Board of Directors shall deem conducive to the interests of the Corporation.

ARTICLE VI
SECURITIES HELD BY THE CORPORATION

6.1.          Voting.  Unless the Board of Directors shall otherwise order, the Chief Executive Officer, any Vice President, the Corporate Secretary or the Principal Financial Officer shall have full power and authority, on behalf of the Corporation, to attend, act and vote at any meeting of the stockholders of any corporation in which the Corporation may hold stock, and at such meeting to exercise any or all rights and powers incident to the ownership of such stock, and to execute on behalf of the Corporation a proxy or proxies empowering another or others to act as aforesaid.  The Board of Directors from time to time may confer like powers upon any other person or persons.

6.2.          General Authorization to Transfer Securities Held by the Corporation.

(a)       Any of the following officers, to wit: the Chief Executive Officer, any Vice President and the Principal Financial Officer shall be, and they hereby are, authorized and empowered to transfer, convert, endorse, sell, assign, set over and deliver any and all shares of stock, bonds, debentures, notes, subscription warrants, stock purchase warrants, evidence of indebtedness, or other securities now or hereafter standing in the name of or owned by the Corporation, and to make, execute and deliver, under the seal of the Corporation, any and all written instruments of assignment and transfer necessary or proper to effectuate the authority hereby conferred.

(b)        Whenever there shall be annexed to any instrument of assignment and transfer executed pursuant to and in accordance with the foregoing paragraph (a), a certificate of the Corporate Secretary of the Corporation in office at the date of such certificate setting forth the provisions of this Section 6.2 and stating that they are in full force and effect and setting forth the names of persons who are then officers of the Corporation, then all persons to whom such instrument and annexed certificate shall thereafter come, shall be entitled, without further inquiry or investigation and regardless of the date of such certificate, to assume and to act in reliance upon the assumption that the shares of stock or other securities named in such instrument were theretofore duly and properly transferred, endorsed, sold, assigned, set over and delivered by the Corporation, and that with respect to such securities the authority of these provisions of the bylaws and of such officers is still in full force and effect.

ARTICLE VII
MISCELLANEOUS

7.1.          Signatories.  All checks, drafts or other orders for the payment of money, notes or other evidence of indebtedness issued in the name of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

7.2.          Seal.  The Corporation shall have the power to have a seal, which shall be in such form and shall have such content as the Board of Directors shall from time to time determine.

7.3.        Notice and Waiver of Notice.  Whenever any notice of the time, place or purpose of any meeting of the stockholders, directors or a committee of the Board of Directors is required to be given under the law of the State of Delaware, the Certificate of Incorporation or these bylaws, a waiver thereof in writing, signed by the person or persons entitled to such notice, or a waiver by electronic transmission by the person or persons entitled to such notice, whether before or after the holding thereof, or actual attendance at the meeting in person or, in the case of any stockholder, by their attorney-in-fact, shall be deemed equivalent to the giving of such notice to such persons.

7.4.          Amendment of Bylaws.

(a)         By Board of Directors.  The bylaws of the Corporation may be altered, amended or repealed or new bylaws may be made or adopted by the Board of Directors at any regular or special meeting of the Board of Directors; provided, however, that Sections 3.3(c) and 7.4(a) of these bylaws may be altered, amended or repealed only by action of the stockholders acting pursuant to Section 7.4(b) hereof.

(b)        By Stockholders.  The bylaws of the Corporation may also be altered, amended or repealed or new bylaws may be made or adopted by the vote of stockholders owning a majority of the issued and outstanding shares of Common Stock of the Corporation present in person or represented by proxy and entitled to vote at a meeting of stockholders called for that purpose.

7.5.          Indemnity.  The Corporation shall indemnify its directors and officers to the fullest extent allowed by law.

7.6.          Fiscal Year.  The fiscal year of the Corporation shall be determined by resolutions of the Board of Directors.

7.7.         Gender Neutral.  These bylaws shall be deemed to be gender neutral.  Where appropriate herein, the references to any gender shall include the masculine, feminine and non-binary, the singular shall include the plural and the plural the singular, in each case to the extent that the context shall permit or may require.